UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 2, 2007

_____________________

AVISTAR COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-31121	88-0383089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 1875 S. Grant Street, 10th Floor
San Mateo, California 94402
(Address of principal executive offices, including zip code)

(650) 525-3310
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2007, Gerald J. Burnett informed the Board of Directors of Avistar Communications Corporation (“Avistar”) that he was resigning from the position of Chief Executive Officer of Avistar effective January 1, 2008, and that he recommended the appointment of Simon Moss, the Company’s President, to the position of Chief Executive Officer of Avistar effective January 1, 2008.  Also on November 2, 2007, the Board of Directors of Avistar accepted Dr. Burnett’s proposed resignation and approved the appointment of Mr. Moss to the position of Chief Executive Officer of Avistar effective January 1, 2008.  The Board of Directors also approved the appointment of Mr. Moss to the Board of Directors of Avistar effective January 1, 2008.  No changes were made to Mr. Moss’ compensation package with Avistar and the information previously reported regarding Mr. Moss in Avistar’s Current Report on Form 8-K filed on July 9, 2007 is incorporated herein by reference.  Dr. Burnett is expected to continue in his role as a director and Chairman of the Board of Avistar.

Item 7.01.  Regulation FD Disclosure.

On November 5, 2007, Avistar issued a press release discussing the changes described above.  A copy of the press release is attached hereto as Exhibit 99.1.

The information in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release of Avistar Communications Corporation dated November 5, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

By:	/s/ Robert J. Habig
Robert J. Habig Chief Financial Officer

Date:  November 6, 2007

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Avistar Communications Corporation dated November 5, 2007